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                                                                    EXHIBIT 11.1

                            SMARTFLEX SYSTEMS, INC.

                       Computation of Earnings per Share
                    (In thousands except per share amounts)

                                  (Unaudited)

                                               Three Months Ended     Nine Months Ended
                                                  September 30,         September 30,
                                               ------------------     ------------------
                                                 1997       1996        1997       1996
                                               -------     ------     -------     ------
Net income                                     $(5,436)    $1,702     $(4,644)    $5,258
                                               =======     ======     =======     ======
Weighted average number of common
  shares outstanding during the period           6,387      6,279       6,406      6,264

Incremental common shares attributable
  to exercise of outstanding options                37         95          30        126
                                               -------     ------     -------     ------

     Total shares                                6,424      6,374       6,436      6,390
                                               =======     ======     =======     ======

Primary earnings per share                     $ (0.85)    $ 0.27     $ (0.72)    $ 0.82
                                               =======     ======     =======     ======

Net income                                     $(5,436)    $1,702     $(4,644)    $5,258
                                               =======     ======     =======     ======
Weighted average number of common
  shares outstanding during the period           6,387      6,279       6,406      6,264

Incremental common shares attributable
  to exercise of outstanding options                37        108          30        126
                                               -------     ------     -------     ------

     Total shares                                6,424      6,387       6,436      6,390
                                               =======     ======     =======     ======

Fully diluted earnings per share               $ (0.85)    $ 0.27     $ (0.72)    $ 0.82
                                               =======     ======     =======     ======